                       SECURITIES AND EXCHANGE COMMISSION

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED):    December 30, 2002
                                     ------------------

                        UNIVERSAL GUARDIAN HOLDINGS, INC.
                        ---------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        Delaware                 000-24755              33-0379106
------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION   (COMMISSION           (IRS EMPLOYER
      OF INCORPORATION)         FILE NUMBER)        IDENTIFICATION NO.)



        5759 Fleet Street,Suite 110,Carlsbad,California   92008
----------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER,
INCLUDING AREA CODE:            (760) 579-0808
                                --------------


Hollywood Partners.com, Inc., 1925 Century Park East, 5th Floor, Los Angeles, CA
--------------------------------------------------------------------------------
                                      90067
                                      -----
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

     This Amendment No. 1 to the Current Report on Form 8-K filed by Universal Guardian Holdings, Inc. ("UGHO") with the Securities and Exchange Commission on January 15, 2003 (the "Form 8-K") amends and modifies the Form 8-K to amend and restate Item 7 in its entirety.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Consolidated Financial Statements of Universal Guardian Corporation ("UGC") and its Subsidiary

     (1)  Independent Auditors' Report

     (2)  Consolidated Balance Sheet as of December 30, 2002

     (3) Consolidated Statements of Income for the period January 1, 2002 to December 30, 2002 and the period from inception on March 28, 2001 to
          December  31,  2001

     (4) Consolidated Statements of Shareholders' Equity for the period January 1, 2002 to December 30, 2002 and the period from inception on March 28, 2001 to December 31, 2001

     (5) Consolidated Statements of Cash Flows for the period January 1, 2002 to December 30, 2002 and the period from inception on March 28, 2001 to  December  31,  2001

     (6)  Notes to Consolidated Financial Statements

(b)   Pro Forma Financial Statements:    To be filed with the Registrant's
      Annual Report on Form 10-KSB

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         Universal Guardian Holdings, Inc.


                         By:  /s/ Michael J. Skellern
                            ----------------------------
                              Michael J. Skellern,
                              Chief Executive Officer


                         By:  /s/ Richard E. Fields
                             --------------------------
                              Richard E. Fields
                              Chief Financial Officer



Dated:       March 21, 2003

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND
                          FOR THE PERIOD FROM INCEPTION
                      (MARCH 28, 2001) TO DECEMBER 31, 2001


                                      INDEX



                                                                                                          Page

INDEPENDENT AUDITORS' REPORT

     Report on audited consolidated financial statements                                                    1

FINANCIAL STATEMENTS

     Consolidated Balance Sheet as of December 30, 2002                                                     2

     Consolidated Statements of Operations for the Period
       January 1, 2002 to  December 30, 2002 and for the Period From
       Inception (March 28, 2001) to December 31, 2001                                                      3

     Consolidated Statement of Stockholders' Deficit for Period
       January 1, 2002 to  December 30, 2002 and for the Period From
       Inception (March 28, 2001) to December 31, 2001                                                      4

     Consolidated Statements of Cash Flows for the Period
       January 1, 2002 to  December 30, 2002 and for the Period From
       Inception (March 28, 2001) to December 31, 2001                                                     5-6

     Notes to Consolidated Financial Statements                                                           7-21






                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
UNIVERSAL GUARDIAN CORPORATION

We have audited the accompanying consolidated balance sheet of Universal Guardian Corporation and subsidiary as of December 30, 2002, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from January 1, 2002 to December 30, 2002 and inception (March 28,
2001) to December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Guardian Corporation and subsidiary as of December 30, 2002, and the results of their consolidated operations and their consolidated cash flows for the period January 1, 2002 to December 30, 2002 and from inception (March 28,
2001) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred net losses since its inception and has a working capital deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty



/s/ Stonefield Josephson, Inc.
STONEFIELD JOSEPHSON, INC.
Certified Public Accountants


Irvine, California
March 14, 2003

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 30, 2002


                                     ASSETS


CURRENT ASSETS
   Cash and cash equivalents                                                                     $     1,042,812
   Accounts receivable, less allowance for
     doubtful accounts of $0                                                                             809,924
   Inventory                                                                                             116,487
   Deposits and other current assets                                                                      56,871
                                                                                                 ---------------

     Total current assets                                                                              2,026,094

PROPERTY AND EQUIPMENT, net                                                                               27,077
SOFTWARE DEVELOPMENT COSTS                                                                                98,213
GOODWILL                                                                                                  29,912
                                                                                                 ---------------

TOTAL ASSETS                                                                                     $     2,181,296
                                                                                                 ===============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                                                              $     1,651,635
   Accrued expenses                                                                                      517,965
   Capital lease obligations, current portion                                                              5,223
   Notes payable, related parties                                                                        880,633
                                                                                                 ---------------

     Total current liabilities                                                                         3,055,456

CAPITAL LEASE OBLIGATION, less current portion                                                             9,570
                                                                                                 ---------------

TOTAL LIABILITIES                                                                                      3,065,026
                                                                                                 ---------------

COMMITMENTS AND CONTINGENCIES (Note 5)                                                                         -

STOCKHOLDERS' DEFICIT
   Preferred Stock, $0.001 par value, 10,000,000 shares authorized:
     Series A preferred, 350,000 shares issued and outstanding                                               350
   Common Stock, $0.001 par value, 20,000,000 shares
     authorized, 11,300,000 shares issued and outstanding                                                 11,300
   Additional paid-in capital                                                                            535,154
   Accumulated deficit                                                                                (1,430,534)
                                                                                                 ---------------

     Total stockholders' deficit                                                                        (883,730)
                                                                                                 ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                      $     2,181,296
                                                                                                 ===============

The accompanying notes are an integral part of these consolidated financial statements.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001



                                                                                      2002             2001
                                                                                ---------------  ---------------

REVENUE                                                                         $     2,779,449  $             -

COST OF REVENUE                                                                       2,429,650                -
                                                                                ---------------  ---------------

GROSS PROFIT                                                                            349,799                -
                                                                                ---------------  ---------------

SELLING GENERAL AND
  ADMINISTRATIVE EXPENSES                                                             1,094,819           99,423
                                                                                ---------------  ---------------

LOSS FROM OPERATIONS                                                                   (745,020)         (99,423)
                                                                                ---------------- ----------------

OTHER EXPENSES:
  Financing costs                                                                       559,770                -
  Interest expense                                                                       26,321                -
                                                                                ---------------  ---------------

          TOTAL OTHER EXPENSES                                                          586,091                -
                                                                                ---------------  ---------------

LOSS BEFORE INCOME TAXES                                                             (1,331,111)         (99,423)

 INCOME TAXES                                                                                 -                -
                                                                                ---------------  ---------------

NET LOSS                                                                             (1,331,111)         (99,423)
PREFERRED STOCK DIVIDENDS                                                                (5,469)               -
                                                                                ---------------  ---------------
NET LOSS ATTRIBUTED TO COMMON STOCKHOLDERS                                      $    (1,336,580) $       (99,423)
                                                                                ===============  ===============

NET LOSS PER SHARE:
     BASIC AND DILUTED                                                          $         (0.17) $        (0.02)
                                                                                ===============  ===============
WEIGHTED AVERAGE SHARES OUTSTANDING:
     BASIC AND DILUTED                                                                7,978,096        4,475,000
                                                                                ===============  ===============


The accompanying notes are an integral part of these consolidated financial statements.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001




                                           Series A Preferred Stock              Common Stock           Additional
                                         ---------------------- ------------  -----------------------    Paid-in   Accumulated
                                          Shares        Amount    Shares        Amount       Capital     Deficit       Total
                                         -----------   -------- ------------  -----------   ---------  ------------  -----------


Balance at March 28, 2001                          -   $      -            -  $         -   $       -  $          -  $         -
Common stock issued for compensation                               4,475,000        4,475                                  4,475
Net loss                                           -          -            -            -           -       (99,423)     (99,423)
                                         -----------   -------- ------------  -----------   ---------  ------------  -----------

Balance at December 31, 2001                       -          -    4,475,000        4,475           -       (99,423)     (94,948)

Common stock issued for compensation               -          -    5,125,000        5,125      28,935             -       34,060
Common stock issued for the acquisition
  of The Harbour Group, Inc. (Note 2)              -          -    1,700,000        1,700      15,300             -       17,000
Series A preferred stock issued in
  connection with bridge loans               350,000        350            -            -     437,150             -      437,500
Stock options issued to consultants                -          -            -            -      14,883             -       14,883
Warrants issued to consultants                     -          -            -            -      38,886             -       38,886
Net loss                                           -          -            -            -           -    (1,331,111)  (1,331,111)
                                         -----------   -------- ------------  -----------   ---------  ------------  -----------

Balance at December 30, 2002                 350,000   $    350   11,300,000  $    11,300   $ 535,154  $ (1,430,534)  $ (883,730)
                                         ===========   ======== ============  ===========   =========  ============  ===========



The accompanying notes are an integral part of these consolidated financial statements.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001



                                                                                      2002             2001
                                                                                ---------------  ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                     $    (1,331,111) $       (99,423)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Depreciation expense                                                                 1,460                -
     Common stock issued for compensation                                                34,060            4,475
     Value of options and warrants issued to consultants                                 53,769                -
     Issuance of Series A preferred stock for
       financing costs                                                                  437,500                -
     Debt issuance costs                                                                122,270                -
   (Increase) decrease in:
     Accounts receivable                                                               (774,333)               -
     Inventory                                                                         (116,487)               -
     Deposits and other current assets                                                  (55,121)               -
   Increase (decrease) in:
     Accounts payable                                                                 1,596,117           94,948
     Accrued expenses                                                                   416,314                -
                                                                                ---------------  ---------------

Net cash provided by operating activities                                               384,438                -
                                                                                ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                    (7,364)               -
   Payments for software development costs                                              (98,213)               -
   Cash acquired with acquisition of subsidiary                                           5,936                -
                                                                                ---------------  ---------------

Net cash used in investing activities                                                   (99,641)               -
                                                                                ---------------- ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from bridge loans                                                           700,000                -
   Payment of debt issuance costs                                                      (122,270)               -
   Proceeds from note payable - officer                                                 223,633                -
   Repayments on notes payable - officer                                                (43,000)               -
   Payment on capital lease obligations                                                    (348)               -
                                                                                ---------------- ---------------

Net cash provided by financing activities                                               758,015                -
                                                                                ---------------  ---------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                             1,042,812                -

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                               -                -
                                                                                ---------------  ---------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                       $     1,042,812  $             -
                                                                                ===============  ===============


The accompanying notes are an integral part of these consolidated financial statements.
                                                                               5

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

During the period January 1, 2002 to December 30, 2002 and the period from inception (March 28, 2001) to December 31, 2001, the Company paid income taxes of $0 and $0, respectively and interest of $0 and $0, respectively.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING TRANSACTIONS:

During the period January 1, 2002 to December 30, 2002 the Company (1) issued 5,125,000 shares of common stock for compensation valued at $34,060; (2) issued 1,700,000 shares of common stock for the acquisition of The Harbour Group, Inc. valued at $17,000 (see Note 2); (3) entered into capital lease obligations of $15,141 and (4) issued 350,000 shares of Series A preferred stock in connection with two bridge loans valued at $437,500.

During the period from inception (March 28, 2001) to December 31, 2001 the Company issued 4,475,000 shares of common stock for compensation valued at $4,475.






The accompanying notes are an integral part of these consolidated financial statements.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001



NOTE 1 -  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

          Organization and Line of Business
          ---------------------------------

          Universal Guardian Corporation ("UGC" or the "Company") was incorporated under the laws of the state of Nevada on March 28, 2001. The Company is in the business of protecting human life and military, government and commercial assets, by providing services, systems and technology to detect, assess and defend against security and terrorists threats worldwide. The Company's corporate office is located in Carlsbad, California.

          Basis of Presentation
          ----------------------

          The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred a net loss since its inception and as of December 30, 2002 had a working capital deficit. These matters raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

          Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. Management plans to raise additional capital through private equity financing by selling shares of its Series A preferred stock, to continue to obtain new profitable contracts to install its security systems and to continue to perform on its current contracts. On December 31, 2002, the Company merged with Hollywood Partners.com, Inc., a publicly held Delaware corporation in a transaction accounted for as a reverse merger (See Note 8). Management believes that being a public company as a result of this merger will provide more opportunities for the Company to raise capital.

          Principles of Consolidation
          ----------------------------

          The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, The Harbour Group, Inc. from its date of acquisition (see Note 2). All inter-company accounts and transactions have been eliminated.

          Use of Estimates
          ----------------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. As of December 30, 2002 and 2001, the Company used estimates in determining the realization of its accounts receivable, inventory and its intangible assets. Actual results could differ from these estimates.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001

NOTE 1 -  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          Fair Value of Financial Instruments
          -----------------------------------

          For certain of the Company's financial instruments, including cash, accounts receivable, inventory, deposits, and other current assets, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable and capital lease obligations also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

          Cash and Cash Equivalents
          -------------------------

          For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

          Concentration of Credit Risk
          -----------------------------

          Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company's current operations consist of fulfilling seven government contracts. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. The Company has not established an allowance for doubtful accounts since all of its receivables are ultimately from governmental entities. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, if required.

          Inventory
          ---------

          Inventory consisting principally of products purchased for resale and are stated at the lower of cost (determined by the first-in, first-out method) or market.

          Property and Equipment
          ----------------------

          Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on estimated useful lives from 3 to 7 years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001

NOTE 1 -  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          Software Development Costs
          ---------------------------

          Software development costs are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of external development costs associated with the development of the Company's software products. As of December 30, 2002, the Company had not begun selling any software products.

          Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). As of December 30, 2002, amortization has not begun since the Company has not begun to sell any software products. Management periodically compares estimated net realizable value by product with the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs to expected net realizable value is expensed at that time.

          Impairment of Long-Lived Assets
          --------------------------------

          Long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

          Goodwill
          ---------

          Goodwill represents the excess of the consideration over the estimated fair value of the net tangible assets acquired. The Company continually monitors its goodwill assets to determine whether any impairment has occurred. In making such determination with respect to these assets, the Company evaluates the performance on an undiscounted cash flow basis, of the assets or group of assets, which gave rise to the goodwill's carrying amount. Should impairment be identified, a loss would be reported to the extent that the carrying value of the related goodwill exceeds the fair value of the asset or group of assets that gave rise to the goodwill using the discounted cash flow method.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001

NOTE 1 -  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          Revenue Recognition
          ---------------------

          The Company recognizes revenue for the sale of purchased parts under its firm fixed price contracts after the customer inspects the purchased parts and agrees to take title to the parts. Revenue for services performed under its firm fixed price contracts is generally recognized as services are performed.

          The Company will recognize revenue related to software products and licenses and software maintenance in compliance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 97-2, "Software Revenue Recognition."

          Advertising and Marketing Costs
          -------------------------------

          The Company expenses costs of advertising and marketing as incurred. Advertising and marketing expense for the period January 1, 2002 to December 30, 2002 and the period from inception (March 28, 2001) to December 31, 2001 was $12,624 and $0, respectively.

          Income Taxes
          ------------

          The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

          Earnings Per Share
          ------------------

          In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 30, 2002 and December 31, 2001, the only dilutive securities were 1,775,000 and 0
          (zero) common stock options and 400,000 and 0 (zero) common stock warrants, respectively.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001


NOTE 1 -  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          Comprehensive Income
          ---------------------

          SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the year ended December
          30, 2002 and for the period from inception (March 28, 2001) to December 31, 2001, the Company has no items that represent other comprehensive income and, accordingly, has not included a schedule of comprehensive income in the financial statements.

          Recently Issued Accounting Pronouncements
          ------------------------------------------

          In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The Company has implemented this pronouncement.

          In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001, for any intangibles acquired in a business combination initiated after June 30, 2001. The Company has implemented this pronouncement.

          In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001


NOTE 1 -  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          Recently Issued Accounting Pronouncements, Continued
          -----------------------------------------------------

          In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

          In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

          In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 30, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

          In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001

NOTE 1 -  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          Recently Issued Accounting Pronouncements, Continued
          -----------------------------------------------------

          In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

          In May 2000, the Emerging Issues Task Force (EITF) issued EITF Issue No. 00-14, Accounting for Certain Sales Incentives. EITF Issue No. 00-14 addresses the recognition, measurement, and income statement classification for sales incentives that a vendor voluntarily offers to customers (without charge), which the customer can use in, or exercise as a result of, a single exchange transaction. Sales incentives that fall within the scope of EITF Issue No. 00-14 include offers that a customer can use to receive a reduction in the price of a product or service at the point of sale. The EITF changed the transition date for Issue 00-14, concluding that a company should apply this consensus no later than the company s annual or interim financial statements for the periods beginning after December 15, 2001. In June 2001, the EITF issued EITF Issue No. 00-25, Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor s Products, effective for periods beginning after December 15, 2001. EITF Issue No. 00-25 addresses whether consideration from a vendor to a reseller is (a) an adjustment of the selling prices of the vendor's products and, therefore, should be deducted from revenue when recognized in the vendor's statement of operations or (b) a cost incurred by the vendor for assets or services received from the reseller and, therefore, should be included as a cost or expense when recognized in the vendor s statement of operations. Upon application of these EITFs, financial statements for prior periods presented for comparative purposes should be reclassified to comply with the income statement display requirements under these Issues. In September of 2001, the EITF issued EITF Issue No. 01-09, Accounting for Consideration Given by Vendor to a Customer or a Reseller of the Vendor's Products, which is a codification of EITF Issues No. 00-14, No. 00-25 and No. 00-22 Accounting for Points and Certain Other Time-or Volume-Based Sales Incentive Offers and Offers for Free Products or Services to be Delivered in the Future. The Company has adopted these issues in 2002 which did not have a material impact on the Company's financial statements.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001

NOTE 1 -  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          Recently Issued Accounting Pronouncements, Continued
          ------------------------------------------------------

          In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.


NOTE 2 -  ACQUISITIONS

          On August 31, 2002, the Company acquired all the issued and outstanding shares of common stock of The Harbour Group, Inc. for 1,700,000 shares of the Company's common stock to leverage a new technology in waterside security. The fair market value of the shares of the Company's common stock issued in this transaction was $0.01 per share, or $17,000, as determined by the Company's board of directors. This transaction has been accounted for by the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of tangible net assets acquired was attributed to goodwill. The Harbour Group, Inc. was incorporated under the laws of the state of Virginia on December 5, 2001, but had just commenced operations prior to its acquisition by the Company.

          The fair value of the assets acquired and liabilities assumed is summarized as follows:

                  Cash                                $           5,936
                  Accounts receivable                            35,591
                  Other current assets                            1,750
                  Equipment                                       6,032
                  Goodwill                                       29,912
                  Accounts payable                              (55,518)
                  Accrued expenses                               (6,703)
                                                      -----------------

                  Purchase price                      $          17,000
                                                      =================

NOTE 2 -  ACQUISITIONS

          The following table presents the unaudited pro forma condensed statement of operations for the period January 1, 2002 to December 30, 2002 and reflects the results of operations of the Company as if the acquisition of The Harbour Group, Inc. had been effective January 1, 2002. The pro forma amounts are not necessarily indicative of the combined results of operations had the acquisition been effective as of that date, or of the anticipated results of operations, due to cost reductions and operating efficiencies that are expected as a result of the acquisition.

             Net sales                                        $     2,905,243
                                                              ===============
             Gross profit                                     $       370,552
                                                              ===============
             Selling, general, and administrative expenses    $     1,128,484
                                                              ---------------
             Net loss                                         $    (1,344,023)
                                                              ===============
             Basic and diluted loss per share                 $         (0.14)
                                                              ===============
             Weighted average shares                                9,322,400
                                                              ===============

NOTE 3 - PROPERTY AND EQUIPMENT

         The cost of property and equipment at December 30, 2002 consisted of the following:

         Computer equipment                                   $        19,831
         Furniture and fixtures                                         8,706
                                                              ---------------

          Less accumulated depreciation                                (1,460)
                                                              ---------------

                                                              $        27,077
                                                              ===============

          Depreciation expense for the period January 1, 2002 to December 30, 2002 and the period from inception (March 28, 2001) to December 31, 2001 was approximately $1,460 and $0, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

NOTES PAYABLE -  RELATED PARTIES

         Notes payable at December 30, 2002 consist of the following:

         Bridge loan notes to stockholders of Hollywood Partners.com
        (See Note 8), dated October 14, 2002 - these two notes
         accrue interest at 10% per  annum, are secured by virtually all the assets of the Company and are
         due on January 14, 2003. Subsequent to December 30, 2002,
         these bridge loans were converted into an aggregate of
         560,000 shares of Series A preferred stock (See Note 9)   $  700,000

         Demand note to officer - the note accrues interest at 9%
         per annum, is unsecured and is payable on demand             180,633
                                                                   ----------

                                                                   $  880,633
                                                                   ==========

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001

          ACCOUNTS PAYABLE, ACCRUED EXPENSES - RELATED PARTIES

          Included in accounts payable and accrued expenses at December 30, 2002 is approximately $250,000 due to related parties of the Company for commissions on contract revenues and other reimbursements.

NOTE 5 -  COMMITMENTS AND CONTINGENCIES

          The Company leases a facility for its corporate office under a non-cancelable operating lease. Total rent expense for the period January 1, 2002 to December 30, 2002 and the period from inception (March 28, 2001) to December 31, 2001 was $18,998 and $0,
          respectively. The Company also leases certain equipment under capital lease obligations. Future minimum lease payments under non-cancelable capital and operating leases with initial or remaining terms of one year or more are as follows:

                                                                       Capital         Operating
                                                                       Leases            Leases
                                                                 -----------------  ----------------
                  Year ending December 31,
                  2003                                           $           6,087  $        128,095
                  2004                                                       6,087           204,794
                  2005                                                       5,072           218,812
                  2006                                                                       227,653
                  2007                                                                       236,493
                  Thereafter                                                                  19,769
                                                                 -----------------  ----------------

                  Net Minimum Lease Payments                                17,246  $      1,035,616
                                                                 -----------------  =================

                  Less: Amounts Representing Interest                       (2,463)
                                                                 -----------------

                  Present Value of Net Minimum Lease Payments               14,793
                  Less: Current Portion                                     (5,223)
                                                                 -----------------

                  Long-Term Portion                              $           9,570
                                                                 =================

          Included in property and equipment is capitalized lease equipment of $15,141 with accumulated amortization of $421 and $0 at December 30, 2002 and 2001, respectively.

          Litigation

          As of the end of the reporting period, the Company was not involved in any litigation (See Note 9).

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001



NOTE 6 -  STOCKHOLDERS' EQUITY

          Preferred Stock
          ----------------

          The Company is authorized to issue up to 10,000,000 shares of preferred stock and has authorized the issuance of up to 3,000,000 shares of Series A Preferred Stock. The Series A Preferred Stock is senior to the Company's common stock with respect to payment of dividends and amounts upon liquidation, dissolution or winding up of the Company. Holders of shares of Series A Preferred Stock will be paid cumulative dividends, payable at the option of the Company in Series A Preferred Stock ("PIK") or cash out of funds legally available at an annual rate of 6%. The holders of Series A Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payment of $1.25 for each share of Series A Preferred Stock, plus an amount for each share of Series A Preferred Stock equal to all dividends accumulated, accrued and unpaid thereon to the date of final distribution to such holders.

          As inducement to enter into the bridge loans (See Note 4), the Company issued 350,000 shares of its Series A Preferred stock valued at $1.25 per share to the bridge loan holders. A financing charge of $437,500 has been reflected in the accompanying statement of operations. Pursuant to the terms of the designation of Series A Preferred, the Series A now converts into common shares of Universal Guardian Holdings, Inc.

          The Company began offering shares of its Series A Preferred Stock to investors in late 2002, and has received approximately $1,100,000 (included in this amount is the conversion of the $700,000 in bridge loans - see Note 9), but to date has not received the minimum $1,250,000 needed to break escrow.

          Common Stock
          ------------

          For the period from inception (March 28, 2001) to December 31, 2001 and for the period January 1, 2002 to December 30, 2002, the Company issued 4,475,000 and 5,125,000 shares of the Company's common stock for compensation valued at $4,475 and $34,060, respectively. The fair market value of these shares issued as compensation was determined by the Company's board of directors (see Note 2).

          On August 31, 2002, the Company issued 1,700,000 shares of common stock for the acquisition of The Harbour Group, Inc. valued at $17,000. The fair market value of these shares issued in connection with the acquisition was determined by the Company's board of directors.

          Stock Options
          --------------

          In October 2002, the board of directors adopted the Company's Universal Guardian Corporation 2002 Stock Option Plan ("Stock Option Plan"). Under the Stock Option Plan, the board of directors, or its designated administrators, has the flexibility to determine the type and amount of awards to be granted to eligible participants. The Stock Option Plan is intended to secure for the Company and its stockholders the benefits arising from ownership of the Company's common stock by individuals employed or retained by the Company who will be responsible for the future growth of the Company. The Stock Option Plan is designed to help attract and retain superior

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001

NOTE 6 -  STOCKHOLDERS' EQUITY, CONTINUED

          personnel for positions of substantial responsibility, and to provide individuals with an additional incentive to contribute to the Company's success.

          Stock Options, Continued
          ------------------------

          The Company authorized and reserved for issuance an aggregate of 2,500,000 shares of common stock under the Stock Option Plan. The shares of common stock issuable under the Stock Option Plan may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any of the awards granted under the Stock Option Plan expire, terminate or are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares subject to those expired, terminated or forfeited awards will again be available for purposes of the Stock Option Plan.

          The Company has adopted only the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its Stock Option Plan and does not recognize compensation expense for its Stock Option Plan other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the period January 1, 2002 to December 30, 2002. There were no options issued during the period from inception (March 28, 2001) to December 31, 2001:

                                                                 2002
                  Net loss
                      As reported                         $   (1,331,111)
                         Pro forma                        $   (1,354,575)

                  Basic loss per common share
                      As reported                         $        (0.17)
                         Pro forma                        $        (0.17)

                  Diluted loss per common share
                      As reported                         $        (0.17)
                      Pro forma                           $        (0.17)

          For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model. The fair value is computed as of the date of grant using the following assumptions for grants in 2002: (i) dividend yield of 0%, (ii) expected volatility of 233%, (iii) weighed-average risk-free interest rate of approximately 3.5%, and (iv) expected life of 5 years.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001


NOTE 6 - STOCKHOLDERS' EQUITY, CONTINUED

         Stock Options, Continued
         -------------------------

         The following is table summarizes the options outstanding:


                                                                            Weighted-
                                                            Stock            Average
                                                           Option           Exercise
                                                            Plan              Price
                                                       ---------------  ----------------
                  Balance, December 31, 2001                         -  $             -

                      Granted                                1,775,000  $          0.08
                                                       ---------------
                  Balance, December 30, 2002                 1,775,000  $          0.08
                                                       ===============

                  Exercisable, December 30, 2002               725,000  $          0.08
                                                       ===============

          There were 725,000 options available for future grant at December 31, 2002 under the Company's Stock Option Plan.

          The weighted average remaining contractual life of options outstanding issued under the Stock Option Plan is 4.68 years at December 30, 2002. The exercise price for the options outstanding under the Stock Option Plan at December 30, 2002 were as follows:

                                Number of
                                 Options                       Exercise Price
                          ----------------                     --------------
                                   700,000                      $       .01
                                 1,050,000                      $       .10
                                    25,000                      $      1.25
                          ----------------

                                 1,775,000
                          ================

          No compensation expense was recognized as a result of the issuance of stock options issued to employees of the Company. However, the fair value of options issued to consultants during 2002 was $39,144. This expense is being recognized over the vesting period of the respective options as follows: $14,883, $8,933, $8,933 and $6,395 during the years ended December 31, 2002, 2003, 2004 and 2005, respectively.

          For options granted during the period January 1, 2002 to December 30, 2002 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.07 and the weighted-average exercise price of such options was $0.06. For options granted during the period January 1, 2002 to December 30, 2002 December 30, 2002 where the exercise price was greater than the stock price at the date of the grant, the weighted-average fair value of such options was $0.10 and the weighted-average exercise price of such options was $1.25. No options were granted during the year ended December 31, 2002, where the exercise price was less than the stock price at the date of the grant.


          Warrants
          --------

          In October 2002, the Company granted 400,000 warrants to a consultant to purchase shares of the Company's common stock at $1.25 per shares. The Company determined the fair value of these warrants using Black-Scholes pricing model to be $38,886 which is recorded as an expense in the accompanying statement of operations. The fair value was computed as of the date of grant using the following assumptions: (i) dividend yield of 0%, (ii) expected volatility of 233%, (iii) weighed-average risk-free interest rate of approximately 3.5%, and (iv) expected life of 5 years.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001


NOTE 7-   INCOME TAXES

          The reconciliation of the effective income tax rate to the federal statutory rate for the period January 1, 2002 to December 30, 2002 and the period from inception (March 28, 2001) to December 31, 2001 is as follows:


                                               2002              2001
                                          ---------------  ----------------

          Federal income tax rate                  34.0%             34.0%
          Effect of net operating loss           (34.0)%           (34.0)%
                                          ---------------  ----------------

          Effective income tax rate                 0.0%              0.0%
                                          ===============  ================


          Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2002 are as follows:

         Loss carry forwards              $       442,000
         Less valuation allowance                (442,000)
                                          ---------------

                                          $             -
                                          ===============

          At December 31, 2002, the Company has provided a valuation allowance for the deferred tax asset since management has not been able to determine that the realization of that asset is more likely than not. The net change in the valuation allowance for the year ended December 31, 2002 was an increase of approximately $408,000. Net operating loss carry forwards of approximately $1,300,000 expire starting in 2016.

NOTE 8 -  REVERSE MERGER

          On December 31, 2002, the Company merged with Hollywood Partners.com, Inc., a publicly held Delaware corporation (subsequently renamed Universal Guardian Holdings, Inc.) in a transaction accounted for as a reverse merger. The reverse merger transaction has not been reflected in the accompanying financial statements.

                  UNIVERSAL GUARDIAN CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JANUARY 1, 2002 TO DECEMBER 30, 2002 AND FOR THE PERIOD FROM INCEPTION (MARCH 28, 2001) TO DECEMBER 31, 2001


NOTE 9 -  SUBSEQUENT EVENTS

          On January 14, 2003, the holders of the bridge loans converted the entire $700,000 balance into 560,000 shares of the Company's Series A preferred stock (see Note 4).

          On March 7, 2003, the Company converted an outstanding accounts payable balance with a significant vendor into a promissory note for $301,496. This outstanding balance was included in an accounts payable balance of $518,000 to this vendor at December 31, 2002. The difference between these amounts is accrued interest of $8,496 less a required payment of $225,000 due on the date of the note. The $301,496 note balance requires payment in full over four monthly installments commencing April 17, 2003. The note carries an interest rate of 6%.

          Subsequent to December 30, 2002, as a result of actions committed by a former employee of the Company, the Company recently made a self-disclosure to the U.S. Navy regarding overbillings to the government and excessive business pleasantries. Each of these issues is currently under internal investigation and the Company will disclose the results of its internal investigation to the Government. Management does not believe that the outcome of these matters will have a material adverse effect on the Company's financial position or results of operations. The Company is involved in legal proceedings brought recently by a former employee in the U.S. District Court for the Central District of California, Zilles v. Universal Guardian, et al., C.D.Cal. Case No. SACV-03-231 (ANx) (GLT). The complaint alleges claims including but not limited to civil RICO violations, securities and common law fraud, breach of contract and recission, and wrongful termination. As the Company has only very recently become aware of this action, it has not yet been able to assess the validity of the claims alleged and management intends to vigorously defend against these.